Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Other Service Providers: Custodian and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated April 28, 2023, and each included in this Post-Effective Amendment No. 70 to the Registration Statement (Form N-1A, No. 2-82510) of Morgan Stanley Variable Investment Series (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 22, 2023, with respect to the financial statements and financial highlights of Income Plus Portfolio (the portfolio comprising Morgan Stanley Variable Investment Series) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 21, 2023